Niall Tuckey	Citibank Europe plc
Director	1 North Wall Quay
ILOC Product	Dublin 1, Ireland

Tel +353 (1) 622 7430
Fax +353 (1) 622 2741 Niall.Tuckey@Citi.com

FROM:    Citibank Europe plc (the “Bank”)

TO:          Everest Reinsurance (Bermuda) Limited (“Everest Re”)
2nd Floor, Wessex House
45 Reid Street
Hamilton HM DX
Bermuda

Everest Reinsurance (Bermuda) Limited, UK Branch (“Everest UK”)
40 Lime Street
London EC3M 5BS
United Kingdom

(each and a “Company” and together the “Companies”)

DATE:      9 August 2021

Committed letter of credit facility

1.            Amendment and restatement of the Existing Facility Letter

1.1         The Companies and the Bank have entered into a committed letter of credit facility letter dated 31 December 2014, as amended by letters of amendment dated 30 November 2015, 30 December 2016 and 29 December 2017 and by deeds of amendment dated 10 December 2018, 20 December 2019 and 9 December 2020 (the “Existing Facility Letter”).

1.2         With effect on and from 9 August 2021 (the “Effective Date”):

(a)          the Existing Facility Letter shall be amended and restated in the form of this letter (this “Committed Facility Letter”) and the facility provided under the Existing Facility Letter shall continue on the terms of this Committed Facility Letter and the uncommitted letter of credit facility letter entered into between the Companies and the Bank on or around the date of this Committed Facility Letter (the “Uncommitted Facility Letter”);

(b)          each Existing Standard LC and each Existing FAL LC shall continue to be a Credit for the purposes of the Facility Documents;

(c)          each Existing Standard LC shall be subject to the terms of this Committed Facility Letter as if it was originally established under the Committed Facility pursuant to the terms of this Committed Facility Letter; and

(d)          each Existing FAL LC shall be subject to the terms of the Uncommitted Facility Letter as if it was originally established under the Uncommitted Facility pursuant to the terms of the Uncommitted Facility Letter.

1.3         The Companies confirm that, on and from the Effective Date:

(a)          each Facility Document shall remain in full force and effect; and

(e)          the security interests created by or pursuant to each Pledge Agreement shall continue in full force and effect and extend to the obligations of the relevant Company under the Facility Documents.

1.4         Until the Effective Date, the Existing Facility Letter shall remain in full force and effect and each Existing Standard LC and each Existing FAL LC shall continue to be subject to the terms of the Existing Facility Letter.

2.           Committed letter of credit facility

The Bank is pleased to confirm its committed letter of credit issuance facility, subject to the terms and conditions set out in this Committed Facility Letter (the “Committed  Facility”).

3.           Amount and availability

3.1         The Committed Facility shall be in a maximum aggregate amount of USD 230,000,000.00 (the “Committed Facility Limit”). The Committed Facility shall be made available jointly to the Companies provided that, for the avoidance of doubt, all or any part of the Committed Facility shall be available to either Company save that a utilisation by one Company shall reduce the remaining availability for itself and the other Company. The aggregate of all utilisations made by the Companies under the Committed Facility shall not exceed the Committed Facility Limit.

3.2         The Committed Facility may be utilised in respect of the establishment of Credits with a maximum tenor of 24 months (inclusive of any notice period to the beneficiaries), provided that the Committed Facility may not be utilised in respect of the establishment of FAL LCs.

3.3         No Credit will be issued under the Committed Facility after 31 December 2023 (the “Availability End Date”) and no Credit will be issued under the Committed Facility unless it is expressed to expire no later than 31 December 2025.

4.           Facility Documents

4.1         The Companies have entered into the following documents in relation to facilities offered by the Bank in connection with the Master Agreements:

(f)           this Committed Facility Letter;

(g)          the Uncommitted Facility Letter;

(h)          the Insurance Letters of Credit – Master Agreement (Form 3/CIFS) dated 7 April 2005 and entered into by Everest Re in favour of the Bank (under its previous name of Citibank Ireland Financial Services plc) and Citibank N.A. (the “Everest Re Master Agreement”);

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(i)           the Insurance Letters of Credit – Master Agreement (Form 3/CIFS) dated 29 December 2005 and entered into by Everest UK in favour of the Bank (under its previous name of Citibank Ireland Financial Services plc) and Citibank N.A. (the “Everest UK Master Agreement” and together with the Everest Re Master Agreement, the “Master Agreements”);

(j)           the fee letter dated on or about the date of this Committed Facility Letter and entered into between the Bank and the Companies in respect of the fees payable by the Companies to the Bank in relation to the Committed Facility and the Uncommitted Facility (the “Fee Letter”);

(k)          the Pledge Agreement dated 7 April 2005 and entered into by Everest Re in favour of the Bank (under its previous name of Citibank Ireland Financial Services plc), as amended by amendment agreements dated 10 March 2011 and 14 November 2014 (the “Everest Re Pledge Agreement”);

(l)           the Pledge Agreement dated 7 April 2005 and entered into by Everest UK in favour of the Bank (under its previous name of Citibank Ireland Financial Services plc), as amended by amendment agreements dated 15 March 2006 and 14 November 2014 (the “Everest UK Pledge Agreement”, and together with the Everest Re Pledge Agreement the “Pledge Agreements”);

(m)        the Collateral Account Control Agreement dated 7 April 2005 and entered into by Everest Re, the Bank (under its previous name of Citibank Ireland Financial Services plc) and The Bank of New York Mellon (under its previous name of The Bank of New York), as amended by an amendment agreement dated 14 November 2014  (the “Everest Re Account Control Agreement”); and

(n)          the Collateral Account Control Agreement dated 7 April 2005 and entered into by Everest UK, the Bank (under its previous name of Citibank Ireland Financial Services plc) and The Bank of New York Mellon (under its previous name of The Bank of New York), as amended by amendment agreements dated 15 March 2006, 14 November 2014 and 17 September 2015 (the “Everest UK Account Control Agreement”, and together with the Everest Re Account Control Agreement, the “Account Control Agreements”),

in each case, as amended, varied, supplemented, novated or assigned from time to time.

4.2         In the event of any inconsistency between the terms of this Committed Facility Letter and the terms of any other Facility Document in respect of the terms of the Committed Facility, the terms of this Committed Facility Letter shall prevail.

5.           Conditions precedent

A Company shall not request the issue of any further Credits on or after the Effective Date until the Bank has received the documents and other evidence specified below in a form and substance satisfactory to the Bank:

(o)          this Committed Facility Letter, the Uncommitted Facility Letter and the Fee Letter, each duly executed on behalf of the Companies;

(p)          an affirmation letter signed by a director of each Company in respect of the security interests created by or pursuant to each Pledge Agreement; and

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(q)          such other documents and other evidence as the Bank may reasonably require prior to the date of issuance of any further Credits on or after the Effective Date.

6.           Utilisation requests

6.1         Whenever a Company wishes the Bank (which, for purposes of this paragraph 6 shall include any branch or affiliate of the Bank that issues a Credit pursuant hereto) to issue a Credit under the Committed Facility, it shall provide a duly completed application form in accordance with the provisions of the relevant Master Agreement.

6.2         The Bank shall be entitled to examine each request to issue a Credit on a case-by-case basis and, notwithstanding clause 1.1(i) of the relevant Master Agreement during the continuance of this Committed Facility Letter, shall only be entitled to decline any such request without liability where:

(r)           such request would cause the Bank to be in breach of any law of any jurisdiction (including non-exclusively any breach of sanctions imposed by the law of the United States of America); or

(s)          the Credit requested is in a currency which is not an Approved Currency;

(t)           upon the issuance of the requested Credit the provisions of paragraph 3 (Amount and availability) would not be complied with;

(u)          the request was received by the Bank after the date falling five (5) days before (but not including) the Availability End Date;

(v)          on the date of the request and/or the proposed date of issuance, a Company is in breach (unless such breach is capable of remedy and has been remedied to the satisfaction of the Bank) of any provision of any Facility Documents;

(w)         on the date of the request and/or the proposed date of issuance, any of the representations or warranties set out in the Master Agreement is not true in all material respects; and/or

(x)          on the proposed date of issuance, any deposit(s) as may have been requested by the Bank to be placed in the accounts established pursuant to the terms of the relevant Pledge Agreement and/or relevant Account Control Agreement have not been carried out to the Bank’s satisfaction.

7.           Interest

7.1         The relevant Company shall pay interest on the amount drawn by a Beneficiary under a Credit at the Interest Rate from the date of drawing until the date of reimbursement by the relevant Company.

7.2         Any interest accruing under this paragraph 7 shall be immediately payable by the relevant Company on demand by the Bank. Overdue interest shall be compounded in accordance with the usual practice of the Bank in respect of unauthorised overdrafts.

7.3         Interest due from the Company under this Committed Facility Letter shall be:

(y)          calculated and accrue from day to day;

(z)          calculated on the basis of the actual number of days elapsed and a 360 day year (or such other day count convention as is market practice for the relevant currency); and

(aa)       payable both before and after judgment.

8.           Fees

The fees that a Company is obliged to pay to the Bank in connection with the Committed Facility are as set out in the Fee Letter.

9.           Repayment and expiry

9.1         For the avoidance of doubt and without double counting, the reimbursement and indemnification provisions contained within the Master Agreements shall apply in respect of each Credit established or deemed established pursuant to this Committed Facility Letter, including each Existing Standard LC.

9.2         The provisions of paragraph 3.3 shall apply in respect of the expiry of the Committed Facility. The Companies and the Bank may commence negotiations, without being under any obligation,

9.3         on the renewal of the Committed Facility no earlier than 90 days, and no later than 60 days (or such other time period as may be agreed by the Bank), before the Availability End Date.

10.         Representations and warranties

Each Company represents and warrants to the Bank, on the date of this Committed Facility Letter and, with reference to paragraph (f)(ii) below only, on each day (by reference to the facts and circumstances then existing) until this Committed Facility Letter is terminated, that:

(bb)       it (i) is duly organised, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organisation, (ii) is duly qualified to do business and (to the extent applicable) in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, (iii) has the requisite corporate power and authority and the right to own and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (iv) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all governmental authorities having jurisdictions, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of transactions contemplated by this Committed Facility Letter and the other Facility Documents) as to each of the foregoing, except, in each case in clauses (ii), (iii) and (iv), where the failure to do so would not have a material adverse effect on the financial condition or prospects of the Group;

(cc)        the execution, delivery and performance by it of each the Facility Documents and the consummation of the transactions contemplated thereby are within the Company's corporate powers, have been duly authorised by all necessary corporate action, and do not contravene (i) the Company's constitutional documents or (ii) law or any contractual restriction binding on or affecting the Company;

(dd)       no authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by it of any Facility Document or in respect of any Credit, except for those authorisations, approvals, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect;

(ee)       each Facility Document has been duly executed and delivered by each Company and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or similar law affecting creditors' rights generally, (ii) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law);

(ff)          the financial statements included in the most recent 10Q filing, copies of which have been furnished to the Bank, fairly present the financial condition of each Company in all material respects in accordance with generally accepted accounting principles consistently applied. Since the date of such filing there has been no material adverse change to the financial condition or property of each Company; and

(gg)       there is no pending or, to the knowledge of each Company, threatened action, suit, investigation, litigation or proceeding affecting any member of the Group before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a material adverse effect on the financial position or prospects of the Group or (ii) purports to affect the legality, validity or enforceability of this Committed Facility Letter or any Facility Documents or the consummation of the transactions contemplated hereby and thereby.

11.         Undertakings

Each Company undertakes to the Bank that it shall:

(hh)       ensure that the Bank receives each annual report on Form 10-K filed by Everest Re Group Ltd. with SEC as soon as it is available and in any event within 105 days of its financial year end except to the extent such annual report is publicly available on  Everest Re Group, Ltd.’s website;

(ii)          ensure that the Bank receives each quarterly report on Form 10-Q filed by Everest Re. Group Ltd. with SEC as soon as it is available and in any event within 55 days of the end of the relevant quarter except to the extent such quarterly report is publicly available on each Company’s website; and

(jj)          promptly upon it becoming aware of the event, provide the Bank with notice of any change in that Company’s ownership structure such that its ultimate parent (as at the date of this Committed Facility Letter) ceases to own, directly or indirectly, a majority of the equity of the Company or upon any announcement of such a restructuring by the parent. Any such event shall entitle the Bank, at its sole discretion, and upon 60 days’ prior notice to the Companies to terminate the Committed Facility.

12.         Amendments to the Master Agreements

12.1      With effect on and from the date of this Committed Facility Letter, the Master Agreements shall be amended as follows:

(kk)        clause 13 of the Everest Re Master Agreement shall be amended such that the words “Subject to your receiving our prior written agreement, such agreement not to be unreasonably withheld, you” shall be deleted and replaced with “You”;

(ll)          clause 15.1 of the Everest Re Master Agreement shall be deleted and replaced with the following:

“We hereby irrevocably authorise you to debit and credit, on our behalf, in respect of payments due under this Agreement and any associated agreements thereof, any account or accounts which are held in our name with Citibank, N.A.”; and

(mm)     clause 10 of the Everest UK Master Agreement shall be amended such that the words “(subject to our consent, such consent not to be unreasonably withheld)” shall be deleted.

12.2      Except as amended by the terms of this Committed Facility Letter, all of the terms and conditions of each of the Master Agreements shall continue to apply and remain in full force and effect.

13.         Costs and expenses

Each Company undertakes to indemnify the Bank, on demand, for and against all actions, proceedings, losses, damages, reasonable and documented charges, costs, expenses, claims and demands which the Bank may incur, pay or sustain (apart from the Bank’s own gross negligence or wilful misconduct) in connection with this Committed Facility Letter (including non-exclusively the cost of all registrations and any other legal fees that the Bank incurs in relation to the Committed Facility).

14.         Certificates

Without prejudice to each Company’s rights under this Committed Facility Letter, any calculation or demand made, or certificate issued by the Bank specifying any amount due under this Committed Facility Letter or any Facility Documents or any determination of any ratio shall, in the absence of manifest error, be conclusive and binding on each Company.

15.         Miscellaneous

15.1      The rights of the Bank under this Committed Facility Letter and the Facility Documents may be exercised as often as necessary; are cumulative and not exclusive of its rights under the general law; and may be waived only in writing and specifically. Delay in exercising or non‑exercise of any such right is not a waiver of that right.

15.2      If any provision of this Committed Facility Letter or any Facility Documents is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect (i) the legality, validity or enforceability in that jurisdiction of any other provision of that document; or (ii) the legality, validity or enforceability in any other jurisdiction of that or any other provision of that document.

15.3      In no event shall the Bank be liable on any theory of liability for any special, indirect or punitive damages and each Company hereby waives, releases and agrees (for itself and on behalf of the other members of the Group) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its or their favour.

15.4      Clause 13 of each Master Agreement shall apply in respect of this Committed Facility Letter as if set out here in full, with necessary changes, including that references to “this Agreement” or like references shall be deemed to refer to this Committed Facility Letter.

15.5      The terms of this Committed Facility Letter may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by you nor may either Company assign any of its rights hereunder without the prior written consent of the Bank.

16.         Definitions and interpretation

16.1      Terms defined in the relevant Master Agreement shall have the same meanings when used in this Committed Facility Letter unless otherwise defined herein. Additionally, the following terms have the following meanings:

“Approved Currency” means United States dollars (USD), Australian dollars (AUD), Singapore dollars (SGD), Hong Kong dollars (HKD), euros (EUR), pounds sterling (GBP) or Canadian dollars (CAD), or such other currency which may be approved by the Bank;

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open in Dublin and London.

“Existing FAL LC” means:

(nn)       each of the letters of credit specified in the Schedule to the Uncommitted Facility Letter; and

(oo)       each other FAL LC established or deemed established by the Bank pursuant to the facility granted by the Bank under the Existing Facility Letter.

“Existing Standard LC” means:

(a)          each of the letters of credit specified in the Schedule to this Committed Facility Letter; and

(pp)       each other letter of credit or similar or equivalent instrument established or deemed established by the Bank pursuant to the facility granted by the Bank under the Existing Facility Letter, except for any Existing FAL LC.

“Facility Document” means each of the documents specified in paragraph 4.1, any other document pursuant to which a security interest, guarantee or other form of credit support is created or exists in favour of the Bank in respect of the obligations of any Company in respect of any Credits or any facility offered by the Bank in connection with the Master Agreements, and any other document designated as a Facility Document by the Companies and the Bank.

“FAL LC” means a letter of credit in respect of Funds at Lloyd’s obligations.

“Group” means the Companies and each other person from time to time included in the consolidated financial statements of Everest Re. Group Ltd. filed with SEC.

“Interest Rate” means, at any time, 1% per annum above SOFR as determined by the Bank.

“SEC” means the U.S. Securities and Exchange Commission.

“SOFR” means; (i) with respect to any SOFR Banking Day, a rate per annum equal to the secured overnight financing rate for such Business Day administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate) on the immediately succeeding SOFR Banking Day; and (ii) on any day other than a SOFR Banking Day, the rate appliable to the immediately preceding SOFR Banking Day. If applicable SOFR on any day is less than 0%, the rate for that day shall be deemed to be 0%.

“SOFR Banking Day” means any day other than: (i) a Saturday or Sunday; and (ii) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Uncommitted Facility” has the meaning given to it in the Uncommitted Facility Letter.

16.2      In this Committed Facility Letter (unless otherwise provided):

(qq)       words importing the singular shall include the plural and vice versa; and

(rr)         references to:

(i)           paragraphs are to be construed as references to the paragraphs of this Committed Facility Letter;

(ii)          any document shall be construed as references to that document, as amended, varied, novated or supplemented;

(iii)         any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same;

(iv)         any document or person being acceptable  or approved  or satisfactory  shall be construed as meaning acceptable to or approved by or satisfactory to the Bank in its sole discretion;

(v)          a person shall be construed so as to include that person's assignors, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state; and

(vi)         time are to London time.

16.3      The headings in this Committed Facility Letter are for convenience only and shall be ignored in construing this Committed Facility Letter.

17.         Communications

17.1      Any notice or demand to be served on either Company by the Bank hereunder may be served:

(ss)        personally on any officers listed in the relevant Company’s General Communications Indemnity as amended from time to time (such shall be referred to as “Authorized Officer(s)”);

(tt)          by letter addressed to the relevant Company or to any of its officers at that Company’s registered office or at any one of its principal places of business; or

(uu)       by telex or facsimile addressed in any such manner as aforesaid to any then published telex or facsimile number of that Company.

17.2      Unless otherwise stated, any notice or demand to be served on the Bank by a Company hereunder must be served on the Bank either at its address stated at the beginning of this Committed Facility Letter (or such other address as the Bank may notify the Companies from time to time) or by facsimile to such number as the Bank may notify the Companies of from time to time.

17.3      Any notice or demand:

(vv)        sent by post shall be deemed to have been served on the relevant party on the third Business Day after and exclusive of the day of posting; or

(ww)      sent by telex or facsimile shall be deemed to have been served on the relevant party when confirmation is received.

17.4      In proving such service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

18.         Confidentiality

18.1      The Bank undertakes that is shall not disclose to any person any confidential information concerning the business or affairs of the Companies except as permitted by paragraph 18.2 and shall not use such information for any purpose other than to perform its obligations under this Committed Facility Letter.

18.2      The Bank may only disclose confidential information concerning the Companies:

(xx)        to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Bank's obligations under this Committed Facility Letter. The Bank shall ensure that its employees, officers, representatives or advisers to whom it discloses the other party’s confidential information comply with this paragraph 18;

(yy)        as permitted pursuant to clause 13 of each Master Agreement; and

(zz)        as may be required by law, court order or any governmental or regulatory authority.

19.         Data protection

19.1      Compliance with law: Each Company and the Bank will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under the Facility Documents. Without limiting the foregoing, each Company warrants that: (i) any personal data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank; (ii) it shall provide notice to, and shall seek consent from (and promptly upon the Bank’s request shall provide evidence to the Bank of having provided such notices and/or obtained such consents), data subjects regarding the Bank’s processing of their personal data in accordance with any instructions of the Bank from time to time; and (iii) pursuant to clause (ii) it will provide data subjects with a copy of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-

19.2      statements/index.html (or such other URL or statement as the Bank may notify to the Companies from time to time).

19.3      Mutual cooperation: Each Company and the Bank will promptly notify, and reasonably cooperate with and provide information to, the other Party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under any Facility Document, in each case to the extent reasonably necessary to enable the other Party to meet its obligations to data subjects and/or supervisory authorities.

19.4      Definitions: The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time.

20.         Recognition of bail-in

20.1      Notwithstanding any other terms of this Committed Facility Letter, any other Facility Document or any other agreement, arrangement or understanding between the parties, each counterparty (including the Company) to a BRRD Party acknowledges and accepts that any liability of a BRRD Party to it under or in connection with this Committed Facility Letter or any other Facility Document may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of (i) any Bail-In Action in relation to any such liability, including (without limitation) (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it and (C) a cancellation of any such liability and (ii) a variation of any terms of this Committed Facility Letter and/or any other Facility Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

20.2      For the purposes of this paragraph 20 : (i) "Bail-In Action" means the exercise of any Write-down and Conversion Powers. (ii) "Bail-In Legislation" means, in relation to Ireland, the European Union (Bank Recovery and Resolution) Regulations 2015 (S.I. No. 289/2015). (iii) "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. (iv) "BRRD Party" means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD, including Citibank Europe plc. (v) "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. (vi) "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. (vii) "Write-down and Conversion Powers" means, in relation to Ireland, any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Ireland, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which (A) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period) and (B) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised.

21.         Governing Law

21.1      This Committed Facility Letter, and any non-contractual obligation of whatever nature arising out of or in relation to it, shall be governed by English law the Bank and the Companies irrevocably submit to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Committed Facility Letter or any Credit.

21.2      A person who is not a party to this Committed Facility Letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Committed Facility Letter.

21.3      Without prejudice to any other mode of service allowed under any relevant law, Everest Re: (a) irrevocably appoints Everest UK as its agent for service of process in relation to any proceedings before the English courts in connection with any Facility Document; and (b) agrees that failure by an agent for service of process to notify Everest Re of the process will not invalidate the proceedings concerned.

22.         [Reserved]

23.         Effect as a deed

This Committed Facility Letter will take effect as a deed notwithstanding that it is signed under hand by the Bank.

This Committed Facility Letter has been entered into under hand by the Bank, and as a deed by the Companies, on the date stated at the beginning of this Deed

Yours faithfully,

Signed for and on behalf of

Citibank Europe plc

by:

(Sign) …………………………………….

Name:    /S/ NIALL TUCKEY

Title:       Authorised Signatory

We hereby accept and agree to be bound by the terms of this Committed Facility Letter.

Executed as a deed by

Everest Reinsurance (Bermuda) Limited

acting by person(s) who, in accordance with the

laws of its jurisdiction of incorporation, are acting

under the authority of the company

(Sign) …………………………………….                                          (Sign) …………………………………….

Name:    /S/ CHRIS DOWNEY                                             Name:    /S/ DAVID LAWLER

Title:       Authorised Signatory                                                          Title:       Authorised Signatory

              CEO and Managing Director                                                                Chief Accounting Officer

Executed as a deed by

Everest Reinsurance (Bermuda) Limited, UK Branch

acting by person(s) who, in accordance with the

laws of its jurisdiction of incorporation, are acting

under the authority of the company

(Sign) …………………………………….                                          (Sign) …………………………………….

Name:    /S/ PAUL TESTER                                   Name:    /S/ NIGEL SMITH

Title:       Authorised Signatory                                                          Title:       Authorised Signatory

                Acting Head of London Branch and CUO                                        CFO & CAO

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